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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                               EATERTAINMENT INC.

                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                  FIRST: The name of the corporation (hereinafter sometimes called the "Corporation") is Eatertainment Inc.

                  SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Corporate Research, Ltd.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 22,000,000 shares, consisting of (i) 2,000,000 shares of Preferred Stock, $.10 par value (the "Preferred Stock") and (ii) 20,000,000 shares of Common Stock, $.01 par value (the "Common Stock").

                  A. Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The number of authorized shares of Preferred Stock may be increased (but not above the number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding). Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may
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provide that such series shall be superior or rank equally or junior to the
Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be required in connection with the designation or the issuance of any shares of any series of any Preferred Stock authorized by and complying with the conditions herein, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

                  B. Common Stock.

                  (1) Voting. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

                  (2) Dividends. The holders of Common Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors out of funds legally available for such purpose and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                  (3) Liquidation, Dissolution, Winding Up. After distribution in full of the preferential amount, if any (fixed in accordance with the provisions of paragraph A of this Article FOURTH), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                  FIFTH: A. Number of directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

                  B. Election and Terms of Directors. Directors shall be elected by a plurality of votes cast and the directors of this Corporation shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors to expire at the 1998 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualified ("Class I Directors"), the initial term of office of the second class of directors to expire


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at the 1999 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualified ("Class II Directors") and the initial term of office of the third class of directors to expire at the 2000 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualified ("Class III Directors"). Commencing with the 1998 annual meeting of stockholders of the Corporation, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Corporation after their election and until their respective successors are elected and qualified.

                  C. Newly created directorships and vacancies. (1) If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

                     (2) Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause (other than a vacancy resulting from removal by the stockholders, in which case such vacancy shall be filled by the stockholders) shall be filled only by a majority vote of the directors then in office, though less than a quorum, and a director so chosen shall hold office for the unexpired portion of the term of the class in which such Director was chosen to serve and until his successor is elected and qualified. No decrease in the numbers of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

                  D. Amendments to Article Fifth Section 5(B) and 5(C)(1). The affirmative vote of the holders of eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with Article Fifth Sections 5(B) and 5(C)(1) unless approved by at least two-thirds (2/3rds) of the Whole Board. In the event that at least two-thirds (2/3rds) of the Whole Board approves any such provision, then the affirmative vote of the holders of outstanding stock representing at least a majority of the voting power of all of the then outstanding shares of Voting Stock, voting together as a


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single class, shall be required to amend or repeal, or to adopt any provision inconsistent with Article Fifth Sections 5(B) or 5(C)(1).

                  E. Removal. Subject to the rights of the holders of Preferred Stock, and unless this Certificate of Incorporation otherwise provides, where the Board of Directors is classified as provided in Section 141(d) of the General Corporation Law of the State of Delaware, any director or the entire Board of Directors may be removed by stockholders only for cause, and the affirmative vote of at least a majority of the voting power of all the then outstanding shares of Voting Stock, voting together as a single class shall be required to effect such removal.

                  SIXTH: The name and the mailing address of the incorporator is as follows:

                           Kenneth M. Silverman, Esq.
                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York 10022

                  SEVENTH: The Corporation is to have perpetual existence.

                  EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as the case may be, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  NINTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the


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Corporation and of its directors and its stockholders or any class thereof, as the case may be, it is further provided:

                           (1) The management of the business and the conduct of the affairs of the Corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the Corporation, shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the ByLaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                           (2) The original By-Laws of the Corporation shall be adopted by the incorporator unless the Certificate of Incorporation shall name the initial Board of Directors therein. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new ByLaw, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

                           (3) Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders, except as the provisions of paragraph (b) (2) of Section 242 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, shall otherwise require.

                  TENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of subsection (b) of Section 102 of the General


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Corporation Law of the State of Delaware, as same may be amended and supplemented.

                  ELEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  TWELFTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, changed or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH.

Dated: February 7, 1997


                                     /s/ Kenneth M. Silverman
                                     -----------------------------------------
                                     Kenneth M. Silverman, Incorporator
                                     Olshan Grundman Frome & Rosenzweig LLP
                                     505 Park Avenue
                                     New York, New York 10022



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